As filed with the United States Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ironSource Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

121 Menachem Begin Street

Tel Aviv 6701203, Israel

+ 972-747990001

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ironSource Ltd. 2021 Share Incentive Plan

ironSource Ltd. 2021 Employee Share Purchase Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan Michael J. Rosenberg Irina Yevmenenko Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom (+44) (20) 7710-1000	Dan Shamgar, Adv. Jonathan M. Nathan, Adv. Meitar Law Offices 16 Abba Hillel Road Ramat Gan, Israel 5250608 +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the offer, issuance and sale of an additional (i) 50,923,440 Class A ordinary shares, no par value (“Class A ordinary shares”) of ironSource Ltd. (the “Company” or the “Registrant”) to the Registrant’s and/or its subsidiaries’ officers, employees, directors and consultants under the Registrant’s 2021 Share Incentive Plan (as it may be amended from time to time, the “2021 Plan”), and (ii) 11,238,511 Class A ordinary shares to the Registrant’s and/or its subsidiaries’ employees under the Registrant’s 2021 Employee Share Purchase Plan (as it may be amended from time to time, the “ESPP,” and together with the 2021 Plan, collectively, the “Plans”), for which a registration statement of the Company on Form S-8 (File No. 333-258690) (the “Prior Form S-8”) is effective. The Class A ordinary shares covered by this Registration Statement are available for issuance as a result of automatic increases under the Plans effective as of January 1, 2022.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8, which covers offers, issuances and sales of (i) Class A ordinary shares (as well as the Registrant’s Class B ordinary shares, no par value) under the 2021 Plan, and (ii) Class A ordinary shares under the ESPP, are incorporated herein by reference, and made a part of this Registration Statement, except as amended or supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information*

Item 2.      Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement on Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.      Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 30, 2022 (the “2021 Form 20-F”), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	The description of the Class A ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed on June 24, 2021 (File No. 001-40539) pursuant to the Exchange Act.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.      Exhibits.

The Exhibits to this Registration Statement on Form S-8 are listed in the following Exhibit Index:

Exhibit Number	Description of Exhibit
4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Commission File No. 333-258223), filed with the Commission on July 28, 2021)
4.2	Specimen Class A ordinary share certificate of the Registrant (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on May 4, 2021)
4.3	ironSource Ltd. 2021 Share Incentive Plan, as amended March 19, 2021 (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on March 26, 2021)
4.4	ironSource Ltd. 2021 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-4 (Commission File No. 333-254790), filed with the Commission on March 26, 2021)
5.1*	Opinion of Meitar Law Offices, Israeli counsel to the Registrant, as to the validity of the Class A ordinary shares (including consent)
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited
23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 31st day of March 2022.

IRONSOURCE LTD.

By:	/s/ Tomer Bar-Zeev
Name:	Tomer Bar-Zeev
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tomer Bar-Zeev and Assaf Ben Ami, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 2022.

Name	Title

/s/ Tomer Bar-Zeev	Co-Founder, Chief Executive Officer and Director
Tomer Bar-Zeev	(Principal Executive Officer)

/s/ Assaf Ben Ami	Chief Financial Officer
Assaf Ben Ami	(Principal Financial Officer and Principal Accounting Officer)

/s/ Orlando Bravo	Director
Orlando Bravo

/s/ Shlomo Dovrat	Director
Shlomo Dovrat

/s/ Arnon Harish	Director
Arnon Harish

/s/ David Kostman	Director
David Kostman

/s/ Eyal Milrad	Director
Eyal Milrad

/s/ Yehoshua (Shuki) Nir	Director
Yehoshua (Shuki) Nir

/s/ Tal Payne	Director
Tal Payne

/s/ Daniel Pindur	Director
Daniel Pindur

/s/ Marni Walden	Director
Marni Walden

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ironSource Ltd., has signed this registration statement on March 31, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr.Vice President on behalf of Cogency Global Inc.